EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FCCC, Inc. Announces Expiration of Standstill and Tender Offer Agreement

NORWALK, CONNECTICUT, AUGUST 18, 2004 - FCCC, Inc. (OTCBB: FCIC) (formerly The First Connecticut Capital Corporation) today announced that its 90-day Standstill and Tender Offer Agreement with Wayfarer Financial Group, Inc. has expired without Wayfarer commencing a tender offer. FCCC, Inc. received a non-refundable $250,000 cash standstill fee from Wayfarer on May 20, 2004 for agreeing to the standstill period.

As a result of the expiration of the agreement, FCCC, Inc. said it will renew its search for merger, acquisition or business combination opportunities.

FCCC, Inc. contacts:

Mr. Martin Cohen, Chairman, at (212) 744-8537 or
Mr. Bernard Zimmerman, President and CEO, at (203) 855-7700.

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This press-release contains forward-looking statements within the meaning of, and made pursuant to, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or events or timing of events to be different. FCCC, Inc. refers interested parties to its SEC filings for a complete discussion about the Company.